Exhibit 32.1

hibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND PRINCIPAL ACCOUNTING OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

  I, Dr. Huakang Zhou certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Fleurs De Vie, Inc. on Form 10-QSB for the quarterly period ended September 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-QSB fairly presents in all material respects the financial condition and results of operations of Fleurs De Vie, Inc.

            By: /s/ Dr. Huakang Zhou

     Dr. Huakang Zhou

     Chief Executive Officer and

     Principal Accounting Officer

November 13, 2007